Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-200869, 333-217444, 333-221085, 333-224304, 333-222664, 333-239546, 333-241677, and 333-254915 on Form S-3 and Registration Statement Nos. 333-144293, 333-147212, 333-187189, 333-187190, 333-195604, 333-196616, 333-196617, 333-202504, 333-202505, 333-211182, 333-213981, 333-215036, 333-217055, 333-217907, 333-221084, 333-225080, 333-232661 and 333-239556 on Form S-8 of Alphatec Holdings, Inc. of our report dated July 22, 2021, relating to the consolidated financial statements of EOS Imaging S.A. appearing in this Current Report on Form 8-K/A dated July 23, 2021.

Deloitte & Associés
/s/ Géraldine SEGOND

Paris-La Défense, July 23, 2021